                                                                                                                       Exhibit R
Metris Receivables, Inc.                                        Metris Master Trust                               Monthly Report
Securityholders' Statement                                        Series 2000-3                                         Dec-2001
Section 5.2                                                                       Class A                   Class B
(i) Security Amount ..................................................          372,928,000.00            66,298,000.00
(ii) Security Principal Distributed ..................................                    0.00                     0.00
(iii) Security Interest Distributed ..................................              749,507.59               158,769.90
(iv) Principal Collections ...........................................           15,805,088.33             2,809,780.30
(v) Finance Charge Collections .......................................            7,714,553.48             1,371,469.73
       Recoveries ....................................................              930,879.90               165,488.98
       Principal Funding Account Investment Earnings .................                    0.00                     0.00
       Accumulation Period Reserve Account Investment Earnings .......                    0.00                     0.00
         Total Finance Charge Collections ............................            8,645,433.38             1,536,958.71
                       Total Collections .............................           24,450,521.71             4,346,739.01
(vi) Aggregate Amount of Principal Receivables .......................                      --                       --
       Invested Amount (End of Month) ................................          372,928,000.00            66,298,000.00
       Floating Allocation Percentage ................................               4.2975642%               0.7640078%
       Fixed/Floating Allocation Percentage ..........................               4.2975642%               0.7640078%
       Invested Amount (Beginning of Month) ..........................          372,928,000.00            66,298,000.00
       Average Daily Invested Amount .................................                      --                       --
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                      --                       --
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                      --                       --
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                      --                       --
       90 Days and Over (60+ Days Contractually Delinquent) ..........                      --                       --
                       Total Receivables .............................                      --                       --
(viii) Aggregate Investor Default Amount .............................                      --                       --
         As a % of Average Daily Invested Amount
             (Annualized based on 365 days/year)(1) .....................                      --                       --
(ix) Charge-Offs .....................................................                    0.00                     0.00
(x) Servicing Fee ....................................................                      --                       --
(xi) Unreimbursed Redirected Principal Collections ...................                      --                       --
(xii) Excess Funding Account Balance .................................                      --                       --
(xiii) New Accounts Added ............................................                      --                       --
(xiv) Average Gross Portfolio Yield ..................................                      --                       --
         Average Net Portfolio Yield .................................                      --                       --
(xv) Minimum Base Rate ...............................................                      --                       --
        Excess Spread ................................................                      --                       --
(xvi) Principal Funding Account Balance ..............................                      --                       --
(xvii) Accumulation Shortfall ........................................                      --                       --
(xviii) Scheduled date for the commencement of the Accumulation Period                      --                       --
        Accumulation Period Length ...................................                      --                       --
(xix) Principal Funding Account Investment Proceeds Deposit ..........                      --                       --
        Required Reserve Account Amount ..............................                      --                       --
        Available Reserve Account Amount .............................                      --                       --
        Covered Amount ...............................................                      --                       --
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                      --                       --
        Deposit to the Caps Proceeds Account .........................                      --                       --




                                                                              Excess Collateral               Total
(i) Security Amount ..................................................          113,260,188.00           552,486,188.00
(ii) Security Principal Distributed ..................................                    0.00                     0.00
(iii) Security Interest Distributed ..................................              184,537.72             1,092,815.20
(iv) Principal Collections ...........................................            4,800,088.16            23,414,956.78
(v) Finance Charge Collections .......................................            2,342,950.35            11,428,973.55
       Recoveries ....................................................              282,713.10             1,379,081.99
       Principal Funding Account Investment Earnings .................                    0.00                     0.00
       Accumulation Period Reserve Account Investment Earnings .......                    0.00                     0.00
         Total Finance Charge Collections ............................            2,625,663.45            12,808,055.54
                       Total Collections .............................            7,425,751.61            36,223,012.32
(vi) Aggregate Amount of Principal Receivables .......................                      --         8,677,659,746.86
       Invested Amount (End of Month) ................................          113,260,188.00           552,486,188.00
       Floating Allocation Percentage ................................               1.3051928%               6.3667648%
       Fixed/Floating Allocation Percentage ..........................               1.3051928%               6.3667648%
       Invested Amount (Beginning of Month) ..........................          113,260,188.00           552,486,188.00
       Average Daily Invested Amount .................................                      --           552,486,188.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                   84.41%        7,716,450,331.47
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                    6.25%          571,510,756.92
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                    3.18%          290,443,527.67
       90 Days and Over (60+ Days Contractually Delinquent) ..........                    6.16%          563,254,111.63
                       Total Receivables .............................                  100.00%        9,141,658,727.69
(viii) Aggregate Investor Default Amount .............................                      --             7,416,673.36
         As a % of Average Daily Invested Amount
             (Annualized based on 365 days/year) .....................                      --                    15.81%
(ix) Charge-Offs .....................................................                    0.00                     0.00
(x) Servicing Fee ....................................................                      --               938,469.69
(xi) Unreimbursed Redirected Principal Collections ...................                      --                     0.00
(xii) Excess Funding Account Balance .................................                      --                     0.00
(xiii) New Accounts Added ............................................                      --                        0
(xiv) Average Gross Portfolio Yield ..................................                      --                    27.30%
         Average Net Portfolio Yield .................................                      --                    11.49%
(xv) Minimum Base Rate ...............................................                      --                     4.38%
        Excess Spread ................................................                      --                     7.11%
(xvi) Principal Funding Account Balance ..............................                      --                     0.00
(xvii) Accumulation Shortfall ........................................                      --                     0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                      --           September_2004
        Accumulation Period Length ...................................                      --                      N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                      --                     0.00
        Required Reserve Account Amount ..............................                      --                     0.00
        Available Reserve Account Amount .............................                      --                     0.00
        Covered Amount ...............................................                      --                     0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                      --            60,774,000.00
        Deposit to the Caps Proceeds Account .........................                      --                     0.00


(1) In December 2001, Metris Companies Inc (The "Company") changed its charge-off policy to 120 days from 180 days for accounts which enter into credit counseling or other similar payment programs and later become delinquent. This change resulted in additional principal defaults of $20.6 million, increasing the principal default rate from 12.99% to 15.81%.
The Company's managed quarterly net loss rate increased 0.90% as a result of this change. The resulting one-month excess spread weighted for all series in the Metris Master Trust would have been 9.47% versus 6.65%.